UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

 Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

NEXTNAV INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40985	87-0854654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Ste. 200
Reston, Virginia 20190		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 775-0982

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K filed by NextNav Inc. (the “Registrant”) on April 16, 2025 (the “Original Report”) to provide supplemental disclosures regarding the compensation to be received by the directors. Except as provided herein, the disclosures in the Original Report remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Decisions Regarding H. Wyman Howard III and Lorin Selby as Directors and John Muleta as Lead Independent Director

On May 6, 2025, the Board of Directors (the “Board”) of NextNav Inc. (the “Company”) approved compensation for Rear Admiral (Ret.) H. Wyman Howard III and Rear Admiral (Ret.) Lorin Selby in connection with their appointments to the Board, effective May 1, 2025. Admirals Howard and Selby will receive cash compensation consistent with that provided to all non-employee directors, including a pro-rated cash payment of $9,000 for the period through the Company’s 2025 Annual Meeting of Stockholders. In addition, John Muleta, who was appointed Lead Independent Director effective May 1, 2025, will receive a pro-rated cash payment of $20,000 for the same period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTNAV INC.

Date:	May 9, 2025	By:	/s/ James Black
Name: James Black Title: General Counsel and Secretary